UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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SouthPeak Interactive Corporation
(Name of Registrant As Specified In Its Charter)

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June 1, 2009

Dear Stockholder,

This letter is to inform you that an Information Statement is being furnished to the stockholders of SouthPeak Interactive Corporation, a Delaware corporation (the “Company”), in connection with (1) the election of directors of the Company and (2) the ratification of Reznick Group, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009, by the holders of 61.0% of the outstanding capital stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Only stockholders of record at the close of business on May 22, 2009 shall be provided a copy of the Information Statement.

Very truly yours,

Terry Phillips
Chairman

2

SOUTHPEAK INTERACTIVE CORPORATION
2900 Polo Parkway
Midlothian, Virginia  23113

NOTICE OF CONSENT IN LIEU OF
ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given to the stockholders of SouthPeak Interactive Corporation, a Delaware corporation (the “Company”), that the holders of 61.0% of the outstanding capital stock of the Company have executed a written consent in lieu of an annual meeting of stockholders, effective as of June 26, 2009, for the following purposes:

1.   To elect four directors to serve for a one-year term expiring at the 2010 annual meeting of stockholders or until each of their successors are duly elected and qualified or until each of their earlier resignation or removal; and

2.    To ratify the appointment of Reznick Group, P.C. as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2009.

These matters are more fully described in the Information Statement accompanying this Notice.

Only stockholders of record at the close of business on May 22, 2009 are entitled to notice of the matters described in the Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely,

Melanie Mroz
President and Chief Executive Officer

Midlothian, Virginia
June 1, 2009

SOUTHPEAK INTERACTIVE CORPORATION
2900 Polo Parkway
Midlothian, Virginia  23113

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

We are distributing this Information Statement (the “Information Statement”), to our stockholders in full satisfaction of any notice requirements we may have under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Delaware law. No additional action will be undertaken by us with respect to the receipt of written consents, and no appraisal or dissenters’ rights under the Delaware General Corporation Law, are afforded to our stockholders as a result of the adoption of the resolutions discussed herein.

The Information Statement is being mailed on or about June 5, 2009 to the holders of record at the close of business on May 22, 2009 (the “Record Date”), of our capital stock, in connection with an action by written consent in lieu of an annual meeting to (1) elect four directors to serve for a one-year term expiring at the 2010 annual meeting of stockholders or until each of their successors are duly elected and qualified or until each of their earlier resignation or removal, and (2) to ratify the appointment of Reznick Group, P.C. as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2009.

A plurality of affirmative votes cast by the holders of our common stock and Series A preferred stock, voting with the common stock on an as-converted basis, is required to elect directors.  A majority of affirmative votes cast by the holders of our common stock and Series A preferred stock, voting with the common stock on an as-converted basis, is required to ratify the appointment of Reznick Group, P.C.  Each holder of common stock is entitled to one vote for each share of common stock held.  Each share of our Series A preferred stock is currently convertible into one share of our common stock.  The date for purposes of determining the number of outstanding shares of common stock and Series A preferred stock for determining stockholders entitled to vote, is the close of business on the Record Date. As of the Record Date, the Company had outstanding 41,303,100 shares of common stock and 9,303,833 shares of Series A preferred stock for an aggregate of 50,606,933 shares entitled to vote.

Terry Phillips, our Chairman, Melanie Mroz, our President and Chief Executive Officer and a member of our board of directors, and Greg Phillips, who collectively own an aggregate of 30,894,786 shares of the Company’s outstanding common stock (the “Consenting Stockholders”), have executed a written consent, effective as of June 26, 2009, in favor of each of the board of directors’ nominees for director and the ratification of the appointment of Reznick Group, P.C.  These stockholdings represent approximately 61.0% of the total outstanding shares of our common stock and Series A preferred stock as of the Record Date, which is sufficient to take the proposed actions to elect the directors and ratify the appointment of Reznick Group, P.C.  Even though Terry Phillips and Melanie Mroz are among the nominees for directorship, they have the authority under the Delaware General Corporation Law to vote in favor of themselves and to elect the nominees to the Board.  We do not intend to solicit any proxies or consents from any other stockholders in connection with these actions.

Section 141(f) of the Delaware General Corporation Law provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes hereafter described, our board of directors voted to utilize, and has obtained, the written consent of the Consenting Stockholders who own shares representing a majority of our common stock and Series A preferred stock, voting with the common stock on an as-converted basis.  The resolutions adopted in that written consent will not become effective before the date that is 20 days after the date on which this Information Statement is first mailed to stockholders. You are urged to read this Information Statement in its entirety for a description of the actions taken by the Consenting Stockholders.

Pursuant to Section 228(c) of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters’ or appraisal rights under the Delaware General Corporation Law are afforded to our stockholders as a result of the approval of the resolutions.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock and Series A preferred stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Our executive offices are located at 2900 Polo Parkway, Midlothian, Virginia 23113, and our telephone number at that location is (804) 378-5100.

ELECTION OF DIRECTORS

Composition of the Board of Directors

Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by resolution of our board of directors.  Presently, the number of directors is fixed at four.  At each annual meeting of stockholders, directors will be elected for one-year terms to succeed the directors whose terms are expiring.  Terry Phillips, Melanie Mroz, David Buckel and Louis M. Jannetty each have been nominated by our board of directors for re-election for one-year terms expiring in 2010.  Each of the nominees is currently a director of the Company.

Nominees for Directors Standing for Election

Terry Phillips, 50, has served as our chairman since May 2008. Prior to that, Mr. Phillips served as the managing member of SouthPeak Interactive, L.L.C., or SouthPeak, since 2000, when he purchased certain SouthPeak assets from SAS Institute. Mr. Phillips is also the managing member of Phillips Sales, Inc. (PSI), a company that he founded in 1991 that has become one of the largest manufacturer representative agencies specializing in the videogame industry. PSI represented many of the industry leading companies including, Sony Computer Entertainment America, THQ, Take-Two, Midway, Capcom Namco and Konami. PSI was awarded “manufacturer representative of the year” by Sony Computer Entertainment America in 1998 and has generated over $2 billion in sales since inception. In 2003, substantially all of Phillips Sales was sold to an ESOP. From March 1999 to present, Mr. Phillips was the manager of Capitol Distributing, L.L.C., a videogame distribution company. From 1987 to 1991, Mr. Phillips was Vice President of Sales for Acclaim Entertainment, a videogame publisher. In an administrative proceeding before the Securities and Exchange Commission, or SEC, in May 2007, Mr. Phillips agreed to cease and desist from committing or causing any violations of Section 10(b) of the Exchange Act and Exchange Act Rules 10b-5 and 13b2-1 and from causing any violations of Sections 13(a) and 13(b)(2)(A) of the Exchange Act and Exchange Act Rules 12b-2, 13a-1 and 13a-13. This proceeding arose from the involvement in 2000 and 2001 of Mr. Phillips, Capital Distributing and another private company in which he was a principal in certain actions of Take-Two Interactive Software, Inc. Mr. Phillips holds a Bachelor of Science in Business Administration from Elmira College in New York.

Melanie Mroz, 45, has served as our president, chief executive officer and director since May 2008. Ms. Mroz was a member of SouthPeak from 2000 until May 2008. In 2005, she assumed responsibility for SouthPeak’s day-to-day operations.  In 1996, Ms. Mroz joined Phillips Sales, Inc., one of the largest manufacturer representative agencies in the videogame industry, to head its representation of Sony Computer Entertainment America and thereafter assumed other management duties. While at Phillips Sales, Inc., Ms. Mroz represented some of the most successful videogame titles in the industry to major retailers, including titles such as “Metal Gear Solid” from Konami America and “Grand Theft Auto” from Take-Two Interactive Software, Inc. From January 1995 to December 1996, Ms. Mroz was the Vice President of Sales for Digital Pictures, Inc., a private digital imaging, animation, and video products producer. From March 1992 to January 1995, Ms. Mroz was the national sales manager for Sony Imagesoft. Ms. Mroz entered the interactive software industry in 1986 with entertainment and educational software distributor SoftKat, then a division of W.R.Grace & Co. Ms. Mroz began with SoftKat as a buyer in the purchasing department and later became the Director of Purchasing. Ms. Mroz holds a Bachelor of Science from Winona State University in Minnesota.

David Buckel, 47, has served as one of our directors since August 2008. Since March 2009, Mr. Buckel has served as chief financial officer of Ryla, Inc., a call center solutions provider with expertise in customer contact solutions and business process outsourcing. Between January 2008 and February 2009, Mr. Buckel served as a senior executive in operations and finance for Smarterville, Inc., a portfolio company of Sterling Partners, which creates, manufactures, and sells educational products. Prior to that, Mr. Buckel served as VP and chief financial officer of Internap Network Services Corporation (Nasdaq: INAP), managing the Company’s accounting, finance, purchasing, financial planning analysis, investor relations, corporate development and other operating functions. Mr. Buckel was with Internap from July 2003 until December 2007, and led the company through its March 2004 public offering and subsequent leveraged financings. Mr. Buckel was also Senior VP and chief financial officer of Interland Corporation and Applied Theory Corporation, both NASDAQ listed companies, where he managed numerous financial and operational groups. Mr. Buckel also managed and led an IPO for Applied Theory in 1999. Mr. Buckel, a Certified Management Accountant, holds a B.S. degree in Accounting from Canisius College and a M.B.A. degree in Finance and Operations Management from Syracuse University.

Louis M. Jannetty, 55, has served as one of our directors since August 2008. Since 1986, Mr. Jannetty has served as the chief executive officer of Jansco Marketing Inc., a manufacturer representative firm that specializes in the videogame industry and represents major publishers such as Sony, Capcom, Eidos, Midway, Konami, Take-Two, THQ, and Namco Bandai. Since 2005, Mr. Jannetty has also been a principal in Janco Development LLC, a real estate holding and development company. Mr. Jannetty received his Bachelor of Arts degree from Fairfield University in 1974.

Information Relating to Corporate Governance and the Board of Directors

Our board of directors has determined, after considering all the relevant facts and circumstances, that each of Messrs. Buckel and Jannetty are independent directors, as “independence” is defined in the Nasdaq Marketplace Rules, because they have no relationship with us that would interfere with their exercise of independent judgment.

Our bylaws authorize our board of directors to appoint among its members one or more committees, each consisting of one or more directors. Our board of directors has established two standing committees: an Audit Committee and a Compensation Committee.

Our board of directors has adopted charters for the Audit and Compensation Committees describing the authority and responsibilities delegated to each committee by the board of directors. Our board of directors has also adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a Whistleblower Policy. We post on our website, at www.southpeakgames.com, the charters of our Audit and Compensation Committees and our Code of Conduct. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this information statement. We intend to disclose any amendments to or waivers of a provision of our Code of Business Conduct and Ethics made with respect to our directors or executive officers on our website.

Interested parties may communicate with our board of directors or specific members of our board of directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the board of directors of SouthPeak Interactive Corporation c/o any specified individual director or directors at the address listed herein. Any such letters will be sent to the indicated directors.

The Audit Committee

The purpose of the Audit Committee is (i) to oversee our accounting and financial and reporting processes and the audits of our financial statements, (ii) to provide assistance to our board of directors with respect to its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firms’ qualifications, performance and independence, and the performance of our internal audit function, if any, and (iii) to prepare the report required by the rules promulgated by the SEC. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our accounting and financial reporting process and audits of our financial statements on behalf of our board of directors. The Audit Committee also selects the independent auditor to conduct the annual audit of our financial statements; reviews the proposed scope of such audit; reviews our accounting and financial controls with the independent auditor and our financial accounting staff; and, unless otherwise delegated by our board of directors to another committee, reviews and approves transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Buckel and Jannetty, each of whom is an independent director under the Nasdaq Marketplace Rules and under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The board of directors previously determined that all members of the Audit Committee meet the requirements for financial literacy and that Mr. Buckel qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Buckel serves as the Chairman of the Audit Committee.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or recommending to our board of directors for determination, the compensation of our chairman, chief executive officer and president and any other executive officer of ours who reports directly to the board of directors, and the members of the board of directors; determining, or recommending to the board of directors for determination, the compensation of all of our other executive officers; and discharging the responsibilities of our board of directors relating to our compensation programs and compensation of our executives. In fulfilling its responsibilities, the Compensation Committee shall also be entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee. Information regarding our processes and procedures for the consideration and determination of executive and director compensation is addressed in the Compensation Discussion and Analysis below. The Compensation Committee currently consists of Messrs. Buckel and Jannetty. Mr. Jannetty serves as the Chairman of the Compensation Committee.

Process for Selecting Nominees to the Board of Directors

The board of directors has no standing nominating committee. It is the board of directors’s view, given its relatively small size and number of independent directors, that it is sufficient to select or recommend director nominees itself. Each director has the opportunity to suggest any nominee and such suggestions are comprehensively reviewed by the independent directors. The board of directors does not have a charter for the Company’s nominating process. However, the qualities and skills sought in prospective members of the board of directors generally require that director candidates be qualified individuals who, if added to the board of directors, would provide the mix of director characteristics, experience, perspectives and skills appropriate for us. In accordance with the Corporate Governance Guidelines adopted by the board of directors, criteria for selection of candidates include, but are not limited to:

•	diversity, age, background, skills and experience deemed appropriate by the independent directors in their discretion,

•	possession of personal qualities, characteristics and accomplishments deemed appropriate by the independent directors in their discretion,

•	knowledge and contacts in the communities and industries in which we conduct business,

•	ability and willingness to devote sufficient time to serve on the board of directors and its committees,

•	knowledge and expertise in various activities deemed appropriate by the independent directors in their discretion, and

•	fit of the individual’s skills, experience and personality with those of other directors in maintaining an effective, collegial and responsive board of directors.

Such persons should not have commitments that would conflict with the time commitments of a director of the Company.

The board of directors does not have a specific policy for consideration of nominees recommended by security holders due in part to the relatively small size of the board of directors and the lack of turnover in board of directors’s membership to date. However, security holders can recommend a prospective nominee for the board of directors by writing to our corporate secretary at our corporate headquarters and providing the information required by our bylaws, along with any additional supporting materials the security holder considers appropriate. There have been no recommended nominees from security holders for election at the Annual Meeting. The Company pays no fees to third parties for evaluating or identifying potential nominees.

Board and Committee Meetings

Our board of directors held a total of six meetings during the fiscal year ended June 30, 2008, in addition to taking action by unanimous written consent on five occasions. The Audit and Compensation Committees of our board of directors were formed on August 8, 2008 and accordingly held no meeting during the fiscal year ended June 30, 2008. During the fiscal year ended June 30, 2008, no director attended fewer than 75% of the aggregate of the total number of meetings of our board of directors.

Director Compensation and Other Information

Beginning October 1, 2008, for fiscal year 2009 we will compensate non-employee members of our board of directors through a mixture of cash and equity-based compensation. We will pay each non-employee director an annual retainer consisting of $5,000 cash, 60,000 shares of restricted stock vesting in one year, and 5,000 options to purchase our common stock vesting in one year. To the extent that a non-employee director serves for less than the full fiscal year, he or she would receive a pro-rated portion of the annual retainer equal to the proportionate amount of the fiscal year for which he or she served as a director. We reimburse our directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors. Employees who also serve as directors receive no additional compensation for their services as a director.

The following table sets forth the compensation earned by our non-employee directors in the fiscal year ended June 30, 2008.

Name (1)	Total

Dr. Brian Boyle (2)	$-

(1)	On August 8, 2008, the board of directors appointed David Buckel and Louis M. Jannetty as non-employee members of our board of directors.

(2)
Dr. Brian Boyle served as one of our directors from our formation until April 28, 2008, but received no compensation from us in connection with his service as a director. Dr. Brian Boyle resigned as one of our directors effective April 28, 2008.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our board of directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Marcum & Kliegman LLP, an independent registered public accounting firm, audited SouthPeak’s consolidated financial statements for the fiscal years ended June 30, 2007 and 2006.

On July 25, 2008, we retained Reznick Group, P.C., an independent registered public accounting firm, as our auditors for the fiscal year ended June 30, 2008.  Our Audit Committee has appointed Reznick Group, P.C. to audit our consolidated financial statements for the fiscal year ending June 30, 2009. Our organizational documents do not require that our stockholders ratify the appointment of Reznick Group, P.C. as our independent registered public accounting firm. We submitted the appointment of Reznick Group, P.C. to our stockholders for ratification because we believe it is a matter of good corporate practice.

The aggregate fees billed to SouthPeak by Marcum & Kliegman LLP for the fiscal years ended June 30, 2008 and 2007 are as follows:

	2008	2007

Audit Fees	$111,000	$369,000
Audit-Related Fees	$-	$-
Total	$111,000	$369,000

(1)	Audit Fees consist of fees incurred for the audits of our annual financial statements and the review of our interim financial statements.

(2)
Audit-Related Fees consist of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.”

The aggregate fees billed to us by Reznick Group, P.C. for the fiscal year ended June 30, 2008 are as follows:

2008

Audit Fees	$60,000
Audit-Related Fees	$–
Total	$60,000

(1)	Audit Fees consist of fees incurred for the audits of our annual financial statements and the review of our interim financial statements.

(2)
Audit-Related Fees consist of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.”

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accounting firm. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent registered public accounting firm.

Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by Reznick Group, P.C. described above under the captions “Audit Fees” and “Audit-Related Fees” were pre-approved by our Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of the Company’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting processes, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal control procedures.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements for the years ended June 30, 2007 and 2008. The Audit Committee also reviewed with Reznick Group, P.C., the Company’s independent registered public accounting firm, the results of their audit. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect. This discussion included, among other things, a review with the independent registered public accounting firm of the quality of the Company’s accounting principles, significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures related to critical accounting policies used by the Company. The Audit Committee has reviewed permitted services under rules of the Securities and Exchange Commission as currently in effect and discussed with Reznick Group, P.C. their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence”, as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Reznick Group, P.C. with that firm’s independence. In addition, the Audit Committee discussed the rules of the Securities and Exchange Commission that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008. The Audit Committee also approved the appointment of Reznick Group, P.C. as the Company’s independent registered public accounting firm for the year ending June 30, 2009.

Respectfully submitted by the Audit Committee,

David Buckel, Chair
Louis M. Jannetty

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to (i) each person who served as our chief executive officer, (ii) each person who served as our chief financial officer, and (iii) our chairman for the periods ending June 30, 2008 and 2007.

Prior to the acquisition of SouthPeak by the Company, Rahul Prekash served as our chairman and chief executive officer, Avinash Vashistha served as our chief financial officer and executive vice president, and Abhishek Jain served as our president and secretary. Mr. Prekash resigned as our chairman and chief executive officer on April 28, 2008 and Mr. Jain was appointed to fill the vacancies and served as our chairman and chief executive officer until the closing of the acquisition of SouthPeak by the Company.

After the acquisition of SouthPeak by the Company was consummated on May 12, 2008 and for the remainder of our fiscal year ended June 30, 2008, Terry Phillips served as our chairman, Melanie Mroz served as our president and chief executive officer and Andrea Jones served as our chief financial officer and treasurer. These three individuals are referred to as our “named executive officers” herein.

Prior to the acquisition of SouthPeak by the Company, the executive officers of SouthPeak were: Terry Phillips, managing member, Melanie Mroz, chief executive officer and Andrea Jones, chief financial officer. Prior to January 1, 2008, Mr. Phillips and Ms. Mroz did not receive compensation for services rendered to SouthPeak. Prior to the acquisition of SouthPeak by the Company, SouthPeak paid Phillips Sales, Inc., an affiliate of Mr. Phillips, for office space and staff services. For the years ended June 30, 2008 and 2007, SouthPeak paid Phillips Sales, Inc. $920,930 and $1,183,195, respectively. This arrangement ceased on December 31, 2007.

Prior to the acquisition of SouthPeak by the Company, no executive officers received compensation for services rendered to the pre-acquisition Company. Prior to the acquisition of SouthPeak by the Company, we paid $7,500 per month to Everest Telecom LLC, an affiliate of Mr. Prekash, for office space and certain office and administrative services. This arrangement ceased in April 2008.

Since the acquisition of SouthPeak by the Company, our current executive compensation programs are determined and approved by the Compensation Committee of the board of directors. None of the named executive officers are members of the Compensation Committee. Our Chairman recommends to the Compensation Committee salary, cash incentive awards, equity-based awards and long-term compensation levels for executives, including the other named executive officers. Our other named executive officers do not currently have any role in determining or recommending the form or amount of compensation paid to our named executive officers.

Executive Compensation Program Objectives and Overview

It is our intent that our executive compensation programs achieve three fundamental objectives: (i) attract, motivate and retain qualified executives; (ii) hold executives accountable for performance; and (iii) align executives’ interests with the interests of our stockholders. In structuring our executive compensation programs, we intend to be guided by the following basic philosophies:

•	Competition. We should provide competitive compensation opportunities so that we can attract, motivate and retain qualified executives.

•	Pay for Performance. A substantial portion of compensation should be tied to our (and/or particular department or segment) and individual performance.

•
Alignment with Stockholder Interests. A substantial portion of compensation should be contingent on our performance. As an executive officer’s level of responsibility increases, a greater portion of the officer’s total compensation should be dependent on our performance.

As described in more detail below, the material elements of our executive compensation program will include some or a mix of the following, at the discretion of the Compensation Committee: a base salary, an annual cash incentive bonus opportunity, and a performance equity plan component. We believe that these elements of our executive compensation program will help us to achieve one or more of our compensation objectives. The executive compensation program is intended to attract, motivate and retain qualified executives. The base salary is the element of our current executive compensation program for which the value of the benefit in any given year is generally not variable. We anticipate that any bonus awarded in any given year will depend on the performance of the individual and our performance. We believe that, in order to attract, motivate and retain top-caliber executives, we need to provide executives with predictable benefit amounts that reward the executive’s continued service. The base salaries are paid out on a short-term or current basis. Any bonuses would generally be paid out on a short-term basis, such as at year end or upon completion of significant projects. Performance equity awards would generally be made on a longer-term basis. We believe that a mix of longer-term and short-term elements will allow us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the short-term awards focused on recruitment).

Our cash incentive bonus opportunity would be primarily intended to hold executives accountable for performance, although we also believe it would align our executives’ interests with those of our stockholders and help us attract, motivate and retain executives. Our performance equity incentives would be primarily intended to align our executives’ interests with those of our stockholders, although we believe they would also help hold executives accountable for performance and help us motivate and retain executives.

These compensation elements are intended to create a total compensation package for each executive that we believe will achieve our compensation objectives and provide competitive compensation opportunities.

We have employment agreements with Terry Phillips, our chairman, and Melanie Mroz, our president and chief executive officer.

Current Executive Compensation Program Elements

Base Salaries

As discussed above, the Compensation Committee was established following the acquisition of SouthPeak by the Company. Accordingly, compensation for the named executive officers prior to the acquisition of SouthPeak by the Company was determined by arrangements in effect between SouthPeak and such named executive officer, as determined by Terry Phillips. Mr. Phillips and Ms. Mroz did not receive salaries prior to the acquisition of SouthPeak by the Company, but the employment agreements we entered into with each of them as of May 12, 2008 provide for minimum base salaries. For a more complete description of current employment agreements with Mr. Phillips and Ms. Mroz, see “Description of Employment Agreements” below.

On a going-forward basis, the Compensation Committee plans to review and approve base salaries for executives, including named executive officers, annually and in connection with promotions or other changes in responsibility. The Compensation Committee will generally review the base salaries for each executive in the first quarter of each year to set salaries, and intends to consider market data, individual compensation history, pay in relation to our other executives, tax deductibility, individual job performance and future potential, as well as evaluations and recommendations by senior management in determining base salary. The weight given to each of these factors may differ from individual to individual, as the Compensation Committee deems appropriate.

Annual Bonus Awards

There were no annual or other bonuses awarded to the named executive officers for the year ended June 30, 2008. However, going forward, a portion of compensation for executive officers may be based on our financial performance. Executives will be eligible for annual cash incentive bonus awards.

Long-Term Equity Incentive Awards

The Compensation Committee has the authority to grant stock options, restricted stock and other awards under our 2008 Equity Incentive Compensation Plan to executives. Prior to the acquisition of SouthPeak by the Company, there was no long-term equity incentive award program.

The Compensation Committee believes that an executive’s long-term compensation should be directly linked to the value provided by the executive to our stockholders. Consequently, the Compensation Committee will consider establishing in 2008 a performance-based program whereby executives’ long-term compensation may be awarded in the form of stock options and/or restricted stock, at the discretion of the Compensation Committee. The number of shares of our common stock subject to each award will be intended to create a meaningful opportunity for stock ownership in light of the executive’s current position with us, the size of comparable awards to comparable executives at our peer group companies, and the individual’s personal performance.

Severance and Other Benefits Upon Termination of Employment

The employment agreements with Terry Phillips, our chairman, and Melanie Mroz, our president and chief executive officer, contain certain terms and conditions relating to payments and continuation of health benefits in the event of the severance of their employment with us. The specific terms and conditions relating to severance payments for Mr. Phillips and Ms. Mroz are summarized below and graphically displayed in the section entitled “Potential Payments Upon Termination”. There are no provisions with respect to severance payments in any other employment agreement for our named executive officers. We are not and were not a party to any other change in control agreements or other severance arrangements.

In order to support our compensation objective of attracting, retaining and motivating qualified executives, we believe that, in certain cases, we may decide to provide executives with severance protections upon certain types of termination. These severance protections would be negotiated on an individual by individual basis.

Option Grant Practices and Policies

It is intended to be the practice of the Compensation Committee to grant stock options under the 2008 Equity Incentive Compensation Plan with an exercise price equal to or greater than the closing price of our common stock on the date of grant.

Compensation Committee Report on Executive Compensation

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the two non-employee directors named at the end of this report, each of whom is independent as defined by Nasdaq Marketplace Rules.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Exchange Act and, based on such review and discussions, the Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis section be included in the Company's annual report on Form 10-K, as filed with the SEC.

Respectfully submitted by the Compensation Committee,

Louis M. Jannetty, Chair
David Buckel

Summary Compensation Table

The following table sets forth for the fiscal years ended June 30, 2008 and 2007, compensation information for: (i) each person who served as our chief executive officer at any time during the periods covered, (ii) each person who served as our chief financial officer at any time during the periods covered; and (iii) our chairman.

				All Other
Name and Position	Year	Salary		Compensation		Total

Terry Phillips,	2008	$50,000	(3)	$9,904	(4)	$59,904
Chairman (1)(2)	2007	$-		$-		$-
Melanie Mroz,	2008	$75,000	(6)	$6,928	(7)	$81,928
President, Chief Executive Officer and Director (1)(5)	2007	$-		$-		$-
Andrea Gail Jones,	2008	$105,000		$42,562	(9)	$147,562
Chief Financial Officer and Treasurer (1)(8)	2007	$3,500		$-		$3,500
Rahul Prekash,	2008	$-		$-		$-
Former Chairman and Chief Executive Officer (10)	2007	$-		$-		$-
Avinash Vashistha	2008	$-		$-		$-
Former Chief Financial Officer, Executive Vice President and Director (11)	2007	$-		$-		$-
Abhishek Jain,	2008	$-		$-		$-
Former Chairman, Chief Executive Officer, President, Secretary and Director (12)	2007	$-		$-		$-

(1)	Includes compensation paid by SouthPeak prior to the acquisition of SouthPeak by the Company on May 12, 2008.

(2)	Prior to May 12, 2008, Mr. Phillips served as the managing member of SouthPeak. Mr. Phillips began as our Chairman on May 12, 2008. Mr. Phillips’s salary is $100,000 a year.

(3)	Amount reported includes $37,500 in distributions paid by SouthPeak to Mr. Phillips as member distributions between January and May 2008.

(4)
Amount reported includes $9,854 for the employee portion of health, dental and long-term care insurance premiums paid by us on the individual’s behalf, and $50 for life and accidental death insurance premium paid by us on the individual’s behalf.

(5)
Prior to May 12, 2008, Ms. Mroz served as Chief Executive Officer of SouthPeak. Ms. Mroz began as our President, Chief Executive Officer and Director on May 12, 2008. Ms. Mroz’s salary is $150,000 a year.

(6)	Amount reported includes $56,250 in distributions paid by SouthPeak to Ms. Mroz as member distributions between January and May 2008.

(7)	Amount reported represents the employee portion of health and dental insurance premiums paid by us on the individual’s behalf.

(8)	Ms. Jones began as the Chief Financial Officer of SouthPeak on June 20, 2007. Ms. Jones began as our Chief Financial Officer and Treasurer on May 12, 2008. Ms. Jones salary is $105,000 a year.

(9)
Amount reported includes $31,855 of additional compensation paid for work related to the preparation of financial reports and securities filings and $10,707 for the employee portion of health insurance premiums paid by us on the individual’s behalf.

(10)
Mr. Prekash served as our Chairman and Chief Executive Officer from our formation until April 28, 2008, but received no compensation from us in connection with his service as an executive or Chairman. Mr. Prekash resigned as our Chairman and Chief Executive Officer effective April 28, 2008.

(11)
Mr. Vashistha served as our Chief Financial Officer, Executive Vice President and Director from our formation until April 28, 2008, but received no compensation from us in connection with his service as an executive or Director. Mr. Vashistha resigned as our Chairman and Chief Executive Officer and director effective May 12, 2008.

(12)
Mr. Jain served as our President and Secretary from our formation until May 12, 2008, our Chairman and Chief Executive Officer from April 28, 2008 until May 12, 2008 and one of our Directors from our formation until August 8, 2008, but received no compensation from us in connection with his service as an executive or Director. Mr. Jain resigned as our Chairman, Chief Executive Officer, President and Secretary effective May 12, 2008, and he resigned as one of our directors effective August 8, 2008.

Equity Compensation Plan Information

The following table sets forth certain information as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	Number of Securities	Weighted Average
	to be Issued Upon	Exercise Price of	Number of
	Exercise of Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Remaining Available
Plan Category	and Rights	and Rights	for Future Issuance

Equity compensation plans approved by security holders	-	-	5,000,000
Equity compensation plans not approved by security holders	-	-	-

Employment Arrangements with Executive Officers

In May 2008, we entered into an employment agreement with Terry Phillips, pursuant to which Mr. Phillips serves as our chairman. The employment agreement has an initial term of three years, and will automatically renew for successive additional one-year periods thereafter unless either we or Mr. Phillips notifies the other that the term will not be extended. Mr. Phillips receives an initial salary of $100,000 per year, and is also eligible to receive bonuses and equity awards that may be granted by our board of directors or its compensation committee. The employment agreement provides for continuation of salary and benefits for a period of three months upon the termination other than for “cause” (as defined in the agreement) of Mr. Phillips’s employment and continuation of salary for a period of three months upon the termination of Mr. Phillips’s employment due to disability.

In May 2008, we entered into an employment agreement with Melanie Mroz, pursuant to which Ms. Mroz serves as our president and chief executive officer. The employment agreement has an initial term of three years, and will automatically renew for successive additional one-year periods thereafter unless either the Company or Ms. Mroz notifies the other that the term will not be extended. Ms. Mroz receives an initial salary of $150,000 per year, and is also eligible to receive bonuses and equity awards that may be granted by our board of directors or its compensation committee. The employment agreement provides for continuation of salary and benefits for a period of three months upon the termination other than for “cause” (as defined in the agreement) of Ms. Mroz’s employment and continuation of salary for a period of three months upon the termination of Ms. Mroz’s employment due to disability.

Potential Payments upon Termination

We are not a party to any employment agreement providing for payments with respect to an event that may constitute a “change of control”.

Mr. Phillips and Ms. Mroz are entitled to receive their applicable base salary and health benefits for three months following termination of employment other than for “cause”. Mr. Phillips and Ms. Mroz are entitled to receive their applicable base salary for three months following termination of employment due to disability.

Termination of Employment by the Company other than for “Cause” (1)

	Continuation of	Continuation of
Name	Salary	Health Benefits	Total

Terry Phillips	$25,000	$4,332	$29,332
Melanie Mroz	$37,500	$3,021	$40,521

Termination of Employment due to Disability (2)

	Continuation of	Continuation of
Name	Salary	Health Benefits	Total

Terry Phillips	$25,000	$-	$25,000
Melanie Mroz	$37,500	$-	$37,500

(1)
Under the employment agreements, each executive may be terminated for “cause” if such executive: (i) commits a material breach of (a) his or her obligations or agreements under his or her employment agreement or (b) any of the covenants regarding non-disclosure of confidential information, assignment of intellectual property rights, non-competition and/or non-solicitation applicable to such executive under any stock option agreement or other agreement entered into between the executive and the Company; (ii) willfully neglects or fails to perform his or her material duties or responsibilities to the Company, such that the business or reputation of the Company is (or is threatened to be) materially and adversely affected; (iii) commits an act of embezzlement, theft, fraud or any other act of dishonesty involving the Company or any of its customers; or (iv) is convicted of or pleads guilty or no contest to a felony or other crime that involves moral turpitude.

(2)
Under the employment agreements, each executive may be terminated due to disability if such executive: (i) is unable, despite whatever reasonable accommodations the law requires, to render services to the Company for more than 90 consecutive days because of physical or mental disability, incapacity, or illness, or (ii) is found to be disabled within the meaning of the Company’s long-term disability insurance coverage as then in effect (or would be so found if he or she applied for the coverage or benefits).

We anticipate that we will generally enter into negotiated severance and release agreements with an executive upon the event of termination of an executive without cause.

CERTAIN RELATIONSHIPS

Other than the transactions described under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations) and the transactions described below, since July 1, 2007 there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Unless specifically delegated by our board of directors to the Compensation Committee, our Audit Committee is charged with reviewing and approving all related party transactions and reviewing and making recommendations to the board of directors, or approving any contracts or other transactions with any of our current or former executive officers.

On June 5, 2008, we sold 500,000 shares of our Series A preferred stock for aggregate consideration of $500,000 to WTP Capital, LLC. Abhishek Jain is the chief executive officer and a member of WTP Capital, LLC and was a director of ours at the time of the sale.

On January 1, 2008, SouthPeak entered into a three year lease for office space for our headquarters in Midlothian, Virginia. The lease is with Phillips Land, L.C., an organization in which Terry Phillips and Greg Phillips each beneficially own 50%. The rent is $7,542 per month. The terms of the lease are superior to those terms available from non-affiliate sources in that the price per square foot is equal to prevailing rates and the lease is not personally guaranteed by our management.

On January 1, 2008, SouthPeak leased office space in our Grapevine, Texas office to Phillips Sales, Inc., an organization in which Terry Phillips and Greg Phillips collectively own 5%. Terry Phillips is the managing member of Phillips Sales. The lease agreement provides for a term of three years and a rent of $1,302.50 per month. The terms of the lease are equal to those terms available to non-affiliate sources in that the price per square foot is equal to prevailing rates.

For the year ended June 30, 2008, SouthPeak paid a consulting fee for office space and staff services that approximated market prices to Phillips Sales.  For the year ended June 30, 2008, SouthPeak incurred a consulting fee of $920,930. SouthPeak terminated its consulting fee arrangement with Phillips Sales, Inc. as of December 31, 2007 and at June 30, 2008, SouthPeak had consulting fees payable of $0.

SouthPeak has paid sales commissions, upon the sale of products, to Phillips Sales and West Coast Sales, Inc., an organization in which Terry Phillips indirectly owns 37.5%. Terry Phillips is the managing member of West Coast Sales. Such commissions approximated market rates and equaled $433,370 for the year ended June 30, 2008. The sales commission arrangements, which were negotiated at arms-length, are materially and substantially the same as SouthPeak’s sales commission arrangements with unrelated parties.

For the year ended June 30, 2008, SouthPeak received an advance of $20,000 from Capital Distributing, LLC, an organization owned  22.74% by Terry Phillips and 22.74% by Greg Phillips.  SouthPeak fully repaid the advance during the year ended June 30, 2008. The advance was made on a short-term basis to meet certain cash flow needs of SouthPeak. The terms of the advance were superior to those terms available from non-affiliate sources in that no interest was charged or paid on the amount advanced and the outstanding principal amount was not secured by any assets of SouthPeak.

During the years ended June 30, 2008 and 2007, SouthPeak received certain short-term advances from Terry Phillips, our chairman. These advances were unsecured and bore interest at the rate of 8% per annum. Interest expense under these advances was $19,587 for the year ended June 30, 2008. The amount of principal advanced by Mr. Phillips was $0 for the year ended June 30, 2008. The amount of principal repaid to Mr. Phillips for the year ended June 30, 2008 was $277,328.  The advances were paid in full on September 7, 2007. The advances were made on a short-term basis to meet certain cash flow needs of SouthPeak. The terms of the advances were superior to those terms available from non-affiliate sources in that the interest rate was equal to prevailing commercial rates and the outstanding principal amount was not secured by any assets of SouthPeak.

In connection with SouthPeak borrowing funds pursuant to a line of credit, Terry Phillips, our chairman and a 10% owner of our capital stock, and Greg Phillips, a 10% owner of our capital stock, provided personal guarantees and pledged personal assets to collateralize the line of credit.

In connection with SouthPeak entering into a mortgage payable to purchase a building in Grapevine, Texas, Terry Phillips, our chairman and a 10% owner of our capital stock, and Greg Phillips, a 10% owner of our capital stock, personally guaranteed the mortgage note.

Our initial securityholders agreed, pursuant to a letter agreement between us and HCFP/Brenner Securities LLC, or HCFP/Brenner, the representative of the underwriters in our initial public offering, not to sell any of the securities issued to them prior to our initial public offering until the completion of a business combination. In addition, WTP Capital, LLC, the sole holder of our common stock outstanding prior to our initial public offering, of which Mr. Jain is chief executive officer and a member, has agreed to waive its right to participate in any liquidation distribution with respect to shares of common stock acquired by it prior to our initial public offering. Each of the letter agreements entered into by our initial securityholders terminated pursuant to their terms in April 2008.

Everest Telecom LLC, an affiliate of Mr. Prakash, agreed that, until the acquisition of a target business, it would make available to us office space and certain office and administrative services, as required from time to time. We agreed to pay Everest Telecom $7,500 per month for these services. Mr. Prakash is its president and chief executive officer and member and owns approximately 90% of Everest Telecom. Consequently, Mr. Prakash benefited to the extent of his interests in Everest Telecom. We believe, based on rents and fees for similar services in the Northern Virginia area, that the fees charged by Everest Telecom were at least as favorable as we could have obtained from an unaffiliated person. This arrangement terminated pursuant to its terms in April 2008.

Prior to the acquisition of SouthPeak by the Company, we reimbursed our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations.

Other than the $7,500 per-month administrative fee paid to Everest Telecom and reimbursed out-of-pocket expenses paid to our officers and directors prior to the acquisition of SouthPeak by the Company, prior to the acquisition of SouthPeak by the Company no compensation or fees of any kind, including finder’s and consulting fees, were paid to any of our initial securityholders, officers or directors or to any of their affiliates. From the consummation of our initial public offering through June 30, 2008, we paid an aggregate of $181,725 to Everest Telecom.

OTHER INFORMATION

Beneficial Ownership of Principal Stockholders, Directors and Officers

The following table provides information concerning beneficial ownership of our common stock as of May 14, 2009, by:

•	each stockholder, or group of affiliated stockholders, that we know owns more than 5% of our outstanding common stock;

•	each of our executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 41,303,100 shares of common stock outstanding as of May 22, 2009.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of May 22, 2009, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Unless otherwise indicated, the principal address of each of the persons below is c/o SouthPeak Interactive Corporation, 2900 Polo Parkway, Midlothian, Virginia 23113.

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Executive Officers and Directors
Terry Phillips	17,138,660	41.5%
Melanie Mroz	3,256,126	7.9%
Andrea Gail Jones (1)	18,833	*
Louis M. Jannetty (2)	5,000	*
David Buckel (3)	5,000	*
All executive officers and directors as a group (5 persons)	20,423,619	49.4%
Other 5% Stockholders
Greg Phillips	10,500,000	25.4%
Kathleen Morgan (4)	3,500,000	8.5%
Hummingbird Management, L.L.C. (5)	4,078,499	9.0%
Pentagram Partners, L.P. (6)	3,871,500	8.6%
FI Investment Group, LLC (7)	3,808,523	8.5%
Edward S. Gutman (8)	2,390,516	5.5%

*	Less than 1%

(1)	Includes 13,333 shares of common stock issuable upon exercise of options.

(2)	The address of Mr. Jannetty is 10 Cordage Park Circle, Suite 235, Plymouth, Massachusetts 02360.

(3)	The address of Mr. Buckel is 1065 Admiral Crossing, Alpharetta, Georgia 30005.

(4)	The address of Ms. Morgan is 24743 Senda Pajaro, Calabasas, California 91302.

(5)
Includes 1,350,030 shares of common stock issuable upon exercise of Class Y warrants, held by Hummingbird Value Fund, L.P. (“HVF”), Hummingbird Microcap Value Fund, L.P. (“Microcap Fund”), Hummingbird SPAC Partners, L.P. (“SPAC”), Hummingbird Concentrated Fund, L.P. (“Concentrated”) and Tarsier Nanocap Value Fund, L.P. (“Tarsier” together with HVF, Microcap Fund, SPAC and Concentrated, the “Hummingbird Funds”). As investment manager of the Hummingbird Funds, Hummingbird Management, L.L.C. (“Hummingbird”) may be deemed to have the sole voting and investment authority over the shares of common stock and warrants owned by the Hummingbird Funds. The managing member of Hummingbird is Paul Sonkin. Mr. Sonkin, as the managing member and control person of Hummingbird, may be deemed to have the sole voting and investment authority over the shares of common stock and the warrants beneficially owned by Hummingbird. Hummingbird Capital, LLC (“HC”), as the general partner of each of the Hummingbird Funds, may be deemed to have the sole voting and investment authority over such shares and warrants owned by the Hummingbird Funds. Each of Hummingbird, Mr. Sonkin and HC disclaim any beneficial ownership of the shares of common stock and the warrants owned by the Hummingbird Funds. The business address of Hummingbird Management, L.L.C. is 145 East 57th Street, 8th Floor, New York, New York 10022. The foregoing information is derived from a Schedule 13D filed on May 23, 2008.

(6)
Includes 2,250,000 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock and 1,131,100 shares of common stock issuable upon exercise of Class Y warrants and Class Z warrants. Richard Jacinto, II is the General Partner of Pentagram Partners, L.P. and consequently may be deemed to be the beneficial owner of its holdings by virtue of controlling the voting and dispositive powers of Pentagram Partners, L.P. The business address of Pentagram Partners, L.P. is 630 Fifth Avenue, 20th Floor, New York, New York 10111. The foregoing information is derived from a Schedule 13G/A filed on February 13, 2009.

(7)
Includes 3,093,333 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock and 500,000 shares of common stock issuable upon exercise of Class Y warrants. On June 5, 2008, the selling stockholder acquired 2,093,333 shares of Series A Convertible Preferred Stock upon the conversion of outstanding principal and interest owed by SouthPeak Interactive, L.L.C., a subsidiary of the Company, at a purchase price of $1.00 per share. Frank Islam is the principal of FI Investment Group and as such has indirect voting and dispositive power over the shares of Series A Convertible Preferred Stock and the warrants held by FI Investment Group, LLC. The business address of FI Investment Group, LLC is 1600 Tysons Boulevard, Suite 1150, McLean, Virginia 22102.

(8)
Includes 21,500 shares of common stock issuable upon exercise of Class W warrants, 600,000 shares of common stock issuable upon exercise of Class Y warrants and 506,700 shares of common stock issuable upon exercise of Class Z warrants. The address of Mr. Gutman is 888 7th Avenue, Suite 901, New York, New York 10106.

Section 16(a) Beneficial; Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Our officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. We prepare Section 16(a) forms on behalf of our directors and officers based on the information provided by them.

Based solely on review of this information, we believe that, during the 2008 fiscal year, no reporting person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except for (i) a Form 4 for Mr. Richard Jacinto to report the acquisition of shares that occurred on November 29, 2007, December 4, 2007, December 27, 2007, January 9, 2008, January 16, 2008, and January 18, 2008, respectively, that was reported on February 1, 2008, (ii) a Form 4 for D.B. Zwirn & Co., L.P. to report the disposition of shares that occurred on March 20, 2008 that was reported on March 24, 2008, (iii) a Form 3 for Mr. Terry Phillips to report his becoming a 10% owner that occurred on April 25, 2008 that was reported on May 13, 2008, (iv) a Form 4 for Mr. Richard Jacinto to report the disposition of shares that occurred on April 25, 2008 that was reported on May 19, 2008, (v) a Form 4 for Dr. Robert Boyle to report his resignation as director that occurred on April 28, 2008 that was reported on June 9, 2008, (vi) a Form 4 for Mr. Rahul Prakash to report his resignation as officer and director that occurred on April 28, 2008 that was reported on June 9, 2008, (vii) a Form 4 for Mr. Avinash Vashistha to report his resignation as director that occurred on May 12, 2008 that was reported on June 10, 2008, (viii) a Form 3 for Ms. Andrea Jones to report her appointment as chief financial officer that occurred on May 12, 2008 that was reported on July 2, 2008, and (ix) a Form 4 for Mr. Terry Phillips to report the gift of his shares that occurred on August 29, 2008 that was reported on September 11, 2008.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2010 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under Exchange Act, by the SEC, must be received at our principal executive offices not later than July 1, 2009.  Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Annual Report and Other Matters

Our Annual Report on Form 10-K for the year ended June 30, 2008, which was mailed to stockholders preceding this Information Statement, contains financial and other information about our Company, but is not incorporated into this Information Statement and is not to be considered a part of these materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, additional copies of our Annual Report on Form 10-K for the year ended June 30, 2008 as filed with the SEC to each stockholder of record as of the Record Date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company’s secretary at our executive offices set forth in this Information Statement.

Dated:  June 1, 2009